                                                                Exhibit 10.20(b)


                           First Amendment to Lease
                           ------------------------


     This First Amendment to Lease is made and entered into as of the 30th day of June, 1999, by and between TIAA Realty, Inc., a Delaware corporation, successor-in-interest to Teachers Insurance and Annuity Association of America ("Landlord") and M&I Data Services, a Division of Marshall & Ilsley Corporation ("Tenant").

                             W i t n e s s e t h:

     Whereas, Teachers Insurance and Annuity Association of America ("Teachers") and Tenant entered into a lease dated July 1, 1995 (the "Lease"), with respect to certain space located in the building commonly known as Two Park Plaza (the "Building") located at 10850 West Park Place, Milwaukee, Wisconsin 53224; and

     Whereas, Teachers assigned its interest in the Lease to TIAA Realty, Inc.; and

     Whereas, Landlord and Tenant want to amend the terms and conditions of the Lease.

     Now, Therefore, in consideration of the recitals, terms and conditions herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     1. Definitions. Unless otherwise defined in this First Amendment, capitalized terms used herein shall have the same meaning as provided in the Lease.

     2. Premises. That certain building space consisting of approximately 48,864 square feet on the Real Property located at 10850 West Park Place, Milwaukee, Wisconsin 53224, which space is more particularly described in the Lease.

     3. Term. The term of the Lease is hereby extended for four (4) years ("Extension Term"). The Extension Term shall commence upon expiration of the existing term, March 1, 2000, ("First Amendment Commencement Date") and shall terminate at 11:59 p.m. on February 29, 2004. The Extension Term shall be upon the same terms, covenants and conditions contained in this Lease, as amended by this First Amendment, except for the amount of Base Rent payable during the Extension Term, and any reference in the Lease, as amended by this First Amendment, to the "Term" or "term" of the Lease shall be deemed to include the Extension Term and apply thereto, unless it is expressly provided otherwise. Tenant shall have no extension option beyond the aforesaid four (4) year extension. Any termination of this Lease, as amended by this First Amendment, shall terminate all rights under this Paragraph 3.

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

     4. Base Rent. Beginning on the First Amendment Commencement Date, Tenant agrees to pay Landlord as base rent for the Premises the following:


                     Rate Per Rentable
                     Square Foot
     Term            (48,864 sq. ft.)        Annual Rent        Monthly Rent
     ----            ----------------        -----------        ------------
     Year 1               $12.30             $601,027.20         $50,085.60

     Year 2               $12.55             $613,243.20         $51,103.60

     Year 3               $12.80             $625,459.20         $52,121.60

     Year 4               $13.06             $638,163.84         $53,180.32

     5. Tenant Improvements. Landlord shall install eight (8) fire alarm strobes, two (2) on each corner pillar of the interior office space on the sixth, seventh and eighth floors, for a total of twenty-four (24) fire alarm strobes. Landlord shall install one fire alarm control panel on the sixth floor and shall install the wiring for the strobes to the fire alarm control panel on the sixth floor, which work shall be completed on or before the First Amendment Commencement Date.

     6. Holdover. The first sentence of Section 12 of the Lease shall be amended to state, "If Tenant retains possession of the Premises or any part thereof after the termination of the Term or any extension thereof, by lapse of time or otherwise, without Landlord's prior written consent, which shall not be unreasonably withheld, Tenant shall become a tenant from month-to-month tenancy only upon each and all of the terms herein provided as may be applicable to such month-to-month tenancy and any such holdover shall not constitute an extension of this Lease; provided, however, that during such holding over, Tenant shall pay Base Rent, Operating Cost Share Rent, and Tax Share Rent at (a) one and one-half times the rate payable for the fiscal year, or portion thereof, immediately preceding said holding over, computed on a monthly basis for the time Tenant thus remains in possession for the first two months that Tenant holds over and
(b) Tenant shall pay Base Rent, Operating Cost Share Rent and Tax Share Rent at double the rate payable for the fiscal year, or portion thereof, immediately preceding said holding over, computed on a monthly basis for the time Tenant thus remains in possession thereafter, and, in addition, Tenant shall pay Landlord all damages, consequential as well as direct, sustained by reason of Tenant's holding over."

     7. Other Terms. Except as otherwise specifically set forth in this First Amendment, all other terms and conditions of the Lease shall remain in full force and effect.

     8. Conflict. In the event of a conflict between the terms and conditions of this First Amendment and the terms and conditions of the Lease, the terms and conditions of this

First Amendment shall control.

     In Witness Whereof, the parties have executed this First Amendment as of the date and year first above written.


                                TIAA Realty, Inc., a Delaware corporation

                                By: Teachers Insurance and Annuity Association of America, a New York corporation, its authorized representative


                                     By: Denise Maxwell
                                         ----------------------------------
                                     Print Name: Denise Maxwell
                                                 --------------------------
                                     Title: Associate Director
                                            -------------------------------

                                M&I Data Services, Division of Marshall &
                                Ilsley Corporation


                                By: Peter J. Tallian
                                    ---------------------------------------
                                Print Name: Peter J. Tallian
                                            -------------------------------
                                Title: CEO
                                       ------------------------------------


                                By: Edward E. Womer
                                    ---------------------------------------
                                Print Name: Edward E. Womer
                                            -------------------------------
                                 Title: Vice President
                                        -----------------------------------


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